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                                                                   Exhibit 10.11

                            Second Amendment to Lease

         THIS SECOND AMENDMENT TO LEASE (this "Second Amendment") is made as of the 12th day of August, 2002, by and between LASALLE-ADAMS, L.L.C., a Delaware limited liability company ("Landlord") and LODESTAR INVESTMENT COUNSEL, INC., an Illinois corporation, (formerly known as LODESTAR FINANCIAL SERVICES, INC., an Illinois corporation) ("Tenant").

                                   Background

         A. Landlord and Tenant entered into a lease agreement dated as of August 31, 1995 (the "Original Lease"), as amended by that certain First Amendment to Lease Agreement dated as of February 15, 2000 (the "First Amendment", the Original Lease and the First Amendment shall be collectively referred to herein as the "Lease"), pursuant to which Landlord leases to Tenant Suites 1709 and 1710 (the "Current Premises"), currently consisting of approximately 3,476 rentable square feet, in the building located at 208 S. LaSalle Street, Chicago, Illinois (the "Building"). The Premises is more particularly described in the Lease.

         B. Landlord and Tenant desire by this instrument to amend the Lease to, among other things, extend the term of the Lease.

                                      Terms

            NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. Definitions. All terms used herein shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

         2. Expansion of Current Premises. Effective as of January 1, 2003 (the "Suite 1724 Commencement Date"), the Current Premises will be expanded to include that certain additional office space located on the seventeenth (17/th/) floor of the Building and known as Suite 1724, consisting of approximately 1,283 rentable square feet, as depicted on Exhibit A attached hereto ("Suite 1724"; Suite 1724 and the Current Premises may be hereinafter referred to as the "Premises"). From and after the Suite 1724 Commencement Date, all terms and conditions set forth in the Lease shall apply to Suite 1724, except as otherwise expressly provided herein.

         3. Suite 1724 Term. The Term for Suite 1724 shall commence on the Suite 1724 Commencement Date and expire on December 31, 2007.

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         4. Base Rent for Suite 1724.

            (a) Effective as of the Suite 1724 Commencement Date, Tenant shall pay Base Rent for Suite 1724 (in addition to the Base Rent payable by Tenant with respect to the Current Premises) in accordance with the following schedule:

--------------------------------------------------------------------------------
        Period             Annual Base Rent per      Annual Base       Monthly
                           Rentable Square Foot         Rent          Base Rent
                              of Suite 1724
--------------------------------------------------------------------------------
    Suite 1724                    $11.00             $14,113.00       $1,176.08
Commencement Date to
     12/31/03
--------------------------------------------------------------------------------
1/01/04 to 12/31/04                11.50              14,754.50        1,229.54
--------------------------------------------------------------------------------
1/01/05 to 12/31/05                12.00              15,396.00        1,283.00
--------------------------------------------------------------------------------
1/01/06 to 12/31/06                12.50              16,037.50        1,336.46
--------------------------------------------------------------------------------
1/01/07 to 12/31/07                13.00              16,679.00        1,389.92
--------------------------------------------------------------------------------

            (b) Tenant shall pay all Rent in the manner and at the time set forth in the Lease.

         5. Conversion of Lease to Net Lease. Landlord and Tenant acknowledge that the Lease is currently a modified "gross" lease, whereby Tenant pays Tenant's Proportionate Share of the increase in Operating Expenses and Taxes over the Base Expense Year and the Base Tax Year. With this Second Amendment, Landlord and Tenant desire to change the Lease to a pure "net" lease, whereby Tenant shall pay Tenant's Proportionate Share of Operating Expenses and Taxes without reference to the Base Expense Year or the Base Tax Year. Accordingly, as of January 1, 2003, (a) the reference to "1995" in Section 1.6 of the Lease shall be deemed to be deleted, (b) the Base Expenses set forth in Section 1.6 of the Lease shall be "$0.00", (c) the reference to "1995" in Section 1.7 shall be deemed to be deleted, and (d) the Base Taxes set forth in Section 1.7 of the Original Lease shall be "$0.00". Landlord reasonably estimates that Tenant's Proportionate Share of Operating Expenses and Taxes for 2002 will equal a total of approximately $12.70 per square foot of the Premises, based on 100% occupancy of the Building. Tenant acknowledges that such figure is only an estimate and the actual total of Tenant's Proportionate Share of Operating Expenses and Taxes for 2002 may be more or less than such estimate.

         6. Tenant's Proportionate Share. Effective as of the Suite 1724 Commencement Date, the definition of "Tenant's Proportionate Share" in the Lease Schedule shall be deemed to be amended so that Tenant's Proportionate Share shall be deemed to be 0.5402%, which has been determined by dividing the rentable square feet of the Premises (after the Suite 1724 Commencement Date) by the rentable square feet in the Building (874,742 square feet).

         7. Lease Term. Effective as of the date hereof, the Lease Term shall be extended to commencing on January 1, 2003 and continuing through and including December 31, 2007 (the

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"Extended Term"). All of the terms and provisions of the Lease shall continue to be applicable during the Extended Term, except as otherwise specifically provided in this Second Amendment.

         8. Rentable Area of the Current Premises. Tenant acknowledges that Landlord remeasured the Current Premises prior to the date of this Second Amendment, in accordance with the 1996 Building Owners and Managers Association definition of rentable square footage, and based on such remeasurement, as of January 1, 2003, the rentable area of the Current Premises shall be deemed to be 3,442 square feet.

         9. Base Rent. Effective as of January 1, 2003, Tenant shall pay Base Rent for the Current Premises (in addition to the Base Rent payable by Tenant with respect to Suite 1724) in monthly installments due on the first day of each month in accordance with the following schedule:


--------------------------------------------------------------------------------
      Period             Annual Base Rent per      Annual Base     Monthly Base
                         Rentable Square Foot         Rent             Rent
                       of the Current Premises
--------------------------------------------------------------------------------
1/01/03 to 12/31/03            $11.00              $37,862.00       $3,155.17
--------------------------------------------------------------------------------
1/01/04 to 12/31/04             11.50               39,583.00        3,298.58
--------------------------------------------------------------------------------
1/01/05 to 12/31/05             12.00               41,304.00        3,442.00
--------------------------------------------------------------------------------
1/01/06 to 12/31/06             12.50               43,025.00        3,585.42
--------------------------------------------------------------------------------
1/01/07 to 12/31/07             13.00               44,746.00        3,728.83
--------------------------------------------------------------------------------

         10. Condition of Suite 1724.

             (a) Tenant acknowledges and agrees that it shall take possession of Suite 1724 in an "as-is" condition, without any representations from Landlord as to the repair or the condition of Suite 1724 or with respect to the suitability or fitness of Suite 1724 for Tenant's use, except as expressly set forth in this Second Amendment. Tenant's taking possession of Suite 1724 shall be conclusive evidence that Suite 1724 is in good order and satisfactory condition when Tenant took possession. No agreement of Landlord, the managing or leasing agent of the Building or their respective agents, partners or employees to alter, remodel, decorate, clean or improve Suite 1724 or the Building (or to provide Tenant with any credit or allowance for the same), and no representations regarding the condition of Suite 1724 or the Building, have been made by or on behalf of Landlord or such other parties or relied upon by Tenant, except as expressly set forth in this Second Amendment.

             (b) Tenant desires Landlord to perform certain leasehold improvement work (the "Work") in Suite 1724 consisting of the following: (1) open corridor between Suite 1710 and Suite 1724, (2) rework kitchens in Suite 1710 and Suite 1724 in accordance with the drawings attached hereto as Exhibit A, (3) replace wallcovering in Suite 1710, (4) add wallcovering to the reception area in Suite 1710, the window line offices in Suite 1710 where walls are currently painted and all of Suite 1724, (5) add exhaust fan in the existing storage/server room that will exhaust air out of the Premises, (6) replace carpeting throughout Suites 1710 and Suite 1724, (7) relocate furniture in Suite 1710 as needed to perform the Work, (8) replace baseboard in Suite 1724, (9) touch-up all existing millwork and wainscoting in Suite 1710, (10) replace vinyl tile in

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kitchens of Suite 1710 and 1724, and (11) use reasonable efforts to increase air flow in the reception area of Suite 1710.

             (c) Landlord shall perform the Work using Building standard materials and quantities (which shall be equal to or greater than the Building standard materials currently in Suite 1710). Landlord shall pay for the cost of the Work in an amount not to exceed $58,545.76 (the "Allowance") and Tenant shall pay for any and all costs and expenses associated with the Work (including, without limitation, such additional expenses which result from any special work, materials, finishes or installations required by Tenant or from any delays in the Work occasioned by Tenant) in excess of the Allowance. If the cost of the Work is less than the Allowance, Tenant shall be entitled to receive a credit against the next due installment of Base Rent in the amount of the portion of the Allowance not used for the Work.

             (d) Landlord shall use commercially reasonable efforts to cause the Work to be "substantially completed" on or before the January 1, 2003 subject to delays described in Section 27.8 of the Original Lease and delays caused by Tenant. The Work shall be considered "substantially completed" for all purposes under this Amendment and the Lease if and when the Work can be used for its intended purpose (except for minor finish-out and "punchlist" items) or when Tenant first takes occupancy of the Premises, whichever first occurs.

             (e) If the Work is not substantially completed on or before January 1, 2003 by reason of any delay (other than a delay caused by Tenant), the Lease shall remain in effect, Landlord shall have no liability to Tenant as a result of any delay in occupancy, the Suite 1724 Commencement Date (and Tenant's obligation to pay Base Rent, Expense Escalation and Tax Escalation) shall be extended (unless such delay is caused by Tenant) to the date on which the Work is substantially completed.

             (f) The covenants and conditions of the Lease, as amended hereby, including Tenant's obligation to pay Base Rent, Expense Escalation and Tax Escalation with respect to the Current Premises, shall be in full force and effect during the completion of the Work.

             (g) Landlord shall complete the Work outside of the Building's normal business hours. Tenant shall not interfere with the completion of the Work. Landlord shall use reasonable efforts to not materially interfere with Tenant's business operations in the Current Premises while completing the Work.

             (h) If Landlord substantially completes the Work before January 1, 2003, Tenant shall have the right to occupy Suite 1724 upon substantial completion of the Work on the terms and conditions of the Lease (as amended hereby), except that Tenant shall not be required to pay Base Rent for Suite 1724 until January 1, 2003. Tenant acknowledges that Tenant will be required to pay the Expense Escalation and Tax Escalation for Suite 1724 if Tenant occupies Suite 1724 before January 1, 2003 (upon substantial completion of the Work).

         11. Brokers. Tenant represents to Landlord that Tenant has dealt only with Prime Group Realty Services, Inc. and Strobeck Real Estate (the "Brokers") in connection with this Second Amendment and that, insofar as Tenant knows, no other broker negotiated this Second Amendment or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses

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(including, attorneys' fees and expenses) arising from either (i) a claim for a fee or commission made by any broker, other than the Brokers, claiming to have acted by or on behalf of Tenant in connection with this Second Amendment, or
(ii) a claim of, or right to, lien under the laws of the state of Illinois relating to real estate broker liens with respect to any such broker retained by, or claiming to have been retained by, Tenant.

         12. Full Force and Effect. Except as in this Second Amendment specifically provided, the Lease shall remain unchanged and in full force and effect.

         13. Conflicts. This Second Amendment and the Lease shall be deemed one instrument and in the event of a conflict between this Second Amendment and the Lease, the terns and provisions of this Second Amendment shall, in all instances and for all purposes, control.

         14. Counterparts. This Second Amendment may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         15. Time of Essence. Time is of the essence of this Second Amendment.

         16. Submission. Submission of this Second Amendment by Landlord or Landlord's agent, or their respective agents or representatives, to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Second Amendment unless and until this Second Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Second Amendment to Landlord or Landlord's agent or their respective agents or representatives, shall constitute an irrevocable offer by such Tenant to enter into the transactions contemplated by this Second Amendment on the terms and conditions herein contained, which offer may not be revoked for fifteen (15) business days after such delivery.

         17. No Default.

             (a) Tenant represents, warrants and covenants that to the best of Tenant's knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder.

             (b) Landlord represents, warrants and covenants that to the best of Landlord's knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder.

                      [balance of page intentionally blank]

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             IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Second Amendment and it shall be effective on the date first written above.

                             LANDLORD:

                             LASALLE-ADAMS, L.L.C., a Delaware limited liability company

                             By: Prime Group Realty, L.P., a Delaware limited partnership, its Administrative Member

                              By: Prime Group Realty Trust, a Maryland real
                                  estate investment trust, its Managing General Partner

                                  By:   /s/
                                       -----------------------------------------
                                  Its:  V.P.
                                       -----------------------------------------
                                  By:   /s/ P.A. Hoffer
                                       -----------------------------------------
                                  Its: EVP
                                       -----------------------------------------

                              TENANT:

                              LODESTAR INVESTMENT COUNSEL, INC., an Illinois corporation,(formerly known as
                              LODESTAR FINANCIAL SERVICES, INC., an
                              Illinois corporation)


                              By:  /s/ William A. Goldstein
                                   ------------------------------------------
                              Its: President
                                   ------------------------------------------

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                                    EXHIBIT A

                             Description of the Work

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                            [FLOOR PLAN APPEARS HERE]